Exhibit 4.3

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of August 13, 2013 among Pinnacle Entertainment, Inc. (the “Company”), the entities listed on Appendix A hereto (the “Guarantying Subsidiaries”), each a subsidiary of the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Ameristar Casinos, Inc. (“Ameristar”) and the guarantors party thereto have heretofore executed and delivered to the Trustee an indenture, dated as of April 14, 2011, providing for the issuance of Ameristar’s 7.50% Senior Notes due 2021 (the “Notes”), as amended and supplemented by (i) that Supplemental Indenture dated as of February 23, 2012, by and among Ameristar, the Guarantors party thereto and the Trustee, (ii) that Second Supplemental Indenture dated as of April 26, 2012, by and among Ameristar, the Guarantors party thereto and the Trustee, (iii) that Third Supplemental Indenture dated as of July 18, 2012, by and among Ameristar, the Guarantors party thereto and the Trustee and (iv) that Fourth Supplemental Indenture dated as of April 2, 2013, by and among Ameristar, the Guarantors party thereto and the Trustee (as amended and supplemented, the “Indenture”);

WHEREAS, on the date hereof, the Company consummated its acquisition (the “Acquisition”) of Ameristar by merging a wholly owned subsidiary of the Company with and into Ameristar, and immediately thereafter merging Ameristar with and into the Company, with the Company continuing as the surviving entity, pursuant to that certain Agreement and Plan of Merger, dated as of December 20, 2012, as amended by the First Amendment, entered into on February 1, 2013, and the Second Amendment, entered into on March 31, 2013, among the Company, Ameristar, PNK Holdings, Inc. and PNK Development 32, Inc.; and

WHEREAS, pursuant to this Supplemental Indenture and in connection with the Acquisition the Company will expressly assume the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of Ameristar to be performed and observed, and the Guarantying Subsidiaries will unconditionally guarantee all of Ameristar’s obligations under the Notes and the Indenture (the “Guaranty”), all in accordance with this Supplemental Indenture and the Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantying Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO ASSUME OBLIGATIONS. The Company hereby agrees to assume the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of Ameristar to be performed and observed and to join and become a party to and be bound by all other applicable provisions of the

1

Indenture and the Notes. Every reference to Ameristar in the Indenture and the Notes shall be amended to be a reference to the Company.

3. AGREEMENT TO GUARANTY. Each of the Guarantying Subsidiaries hereby agrees to provide an unconditional Guaranty on the terms and subject to the conditions set forth in the Guaranty and in the Indenture including but not limited to Article 11 thereof (which is hereby incorporated by reference).

4. UNRESTRICTED SUBSIDIARIES. The Board of Directors of the Company has designated each subsidiary listed on Appendix B as an Unrestricted Subsidiary under the Indenture.

5. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of either of the Guarantying Subsidiaries (or of any stockholder of the Company), as such, shall have any liability for any obligations of the Company or such Guarantying Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

6. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantying Subsidiaries.

[Signature page follows.]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

“THE COMPANY”

PINNACLE ENTERTAINMENT, INC.

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	President and Chief Financial Officer

“THE TRUSTEE”

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
Name:	Jane Schweiger
Title:	Vice President

“GUARANTYING SUBSIDIARIES”

ACE GAMING, LLC

By:	PNK Development 13, LLC
Its:	Sole Member

	By:	PNK (BILOXI), LLC
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Chief Financial Officer and Treasurer

AREH MLK LLC

By:	PNK (BILOXI), LLC
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

AREP BOARDWALK PROPERTIES LLC

By:	PNK (BILOXI), LLC
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

BELTERRA RESORT INDIANA, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

BOOMTOWN, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

CASINO MAGIC, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

CASINO ONE CORPORATION

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Treasurer

LOUISIANA – I GAMING, A LOUISIANA PARTNERSHIP IN COMMENDAM

By:	Boomtown, LLC
Its:	General Partner

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

MITRE ASSOCIATES LLC

By:	PNK Development 13, LLC
Its:	Sole Member

	By:	PNK (BILOXI), LLC
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Chief Financial Officer and
Treasurer

OGLE HAUS, LLC

By:	Belterra Resort Indiana, LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (BATON ROUGE) Partnership

By:	PNK Development 8, LLC
Its:	Managing Partner

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

PNK (BILOXI), LLC

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Chief Financial Officer and Treasurer

PNK (BOSSIER CITY), INC.

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Treasurer

PNK DEVELOPMENT 7, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK DEVELOPMENT 8, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK DEVELOPMENT 9, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK DEVELOPMENT 13, LLC

By:	PNK (BILOXI), LLC
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

PNK (ES), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (LAKE CHARLES), L.L.C.

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member/Manager

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (OHIO), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (OHIO) II, LLC

By:	PNK (OHIO) LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

PNK (OHIO) III, LLC

By:	PNK (OHIO) LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

PNK (RENO), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (RIVER CITY), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (SAZ), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (SAM), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (SCB), L.L.C.

By:	PNK Development 7, LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

PNK (ST. LOUIS RE), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (STLH), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

President Riverboat Casino-Missouri, Inc.

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Chief Financial Officer and Treasurer

PSW PROPERTIES LLC

By:	PNK (BILOXI), LLC
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

YANKTON INVESTMENTS, LLC

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Sole Manager

Other “Guarantors”

AMERISTAR CASINO BLACK HAWK, INC.;
AMERISTAR CASINO COUNCIL BLUFFS, INC.;
AMERISTAR CASINO ST. CHARLES, INC.;
AMERISTAR CASINO ST. LOUIS, INC.;
AMERISTAR CASINO KANSAS CITY, INC.;
AMERISTAR CASINO VICKSBURG, INC.;
CACTUS PETE’S, INC.;
AMERISTAR CASINO LAS VEGAS, INC.; and
AMERISTAR CASINOS FINANCING CORP.

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President

AMERISTAR EAST CHICAGO HOLDINGS, LLC;
AMERISTAR CASINO SPRINGFIELD, LLC;
AMERISTAR LAKE CHARLES HOLDINGS, LLC; and
AMERISTAR CASINO EAST CHICAGO, LLC

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Sole Manager

AMERISTAR CASINO LAKE CHARLES, LLC

By:	Ameristar Lake Charles Holdings, LLC, its sole member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Sole Manager

APPENDIX A

List of Guarantying Subsidiaries

1.	ACE Gaming, LLC, a New Jersey limited liability company
2.	AREH MLK LLC, a Delaware limited liability company
3.	AREP Boardwalk Properties LLC, a Delaware limited liability company
4.	Belterra Resort Indiana, LLC, a Nevada limited liability company
5.	Boomtown, LLC, a Delaware limited liability company
6.	Casino Magic, LLC, a Minnesota limited liability company
7.	Casino One Corporation, a Mississippi corporation
8.	Louisiana-I Gaming, a Louisiana Partnership in Commendam
9.	Mitre Associates LLC, a Delaware limited liability company
10.	OGLE HAUS, LLC, an Indiana limited liability company
11.	PNK (Baton Rouge) Partnership, a Louisiana partnership
12.	PNK (BILOXI), LLC, a Delaware limited liability company
13.	PNK (BOSSIER CITY), Inc., a Louisiana corporation
14.	PNK Development 7, LLC, a Delaware limited liability company
15.	PNK Development 8, LLC, a Delaware limited liability company
16.	PNK Development 9, LLC, a Delaware limited liability company
17.	PNK Development 13, LLC, a New Jersey limited liability company
18.	PNK (ES), LLC, a Delaware limited liability company
19.	PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company
20.	PNK (Ohio), LLC, an Ohio limited liability company
21.	PNK (Ohio) II, LLC, an Ohio limited liability company
22.	PNK (Ohio) III, LLC, an Ohio limited liability company
23.	PNK (Reno), LLC, a Nevada limited liability company
24.	PNK (River City), LLC, a Missouri limited liability company
25.	PNK (SAM), LLC, a Texas limited liability company
26.	PNK (SAZ), LLC, a Texas limited liability company
27.	PNK (SCB), L.L.C. , a Louisiana limited liability company
28.	PNK (ST. LOUIS RE), LLC, a Delaware limited liability company
29.	PNK (STLH), LLC, a Delaware limited liability company
30.	President Riverboat Casino-Missouri, Inc., a Missouri corporation
31.	PSW Properties LLC, a Delaware limited liability company
32.	Yankton Investments, LLC, a Nevada limited liability company

APPENDIX B

List of Unrestricted Subsidiaries

1.	Casino Magic (Europe), B.V.;
2.	Casino Magic Hellas Management Services, S.A.;
3.	Landing Condominium, LLC;
4.	Pinnacle Retama Partners, LLC;
5.	PNK Development 10, LLC;
6.	PNK Development 11, LLC;
7.	PNK Development 17, LLC;
8.	PNK Development 18, LLC;
9.	PNK Development 28, LLC;
10.	PNK Development 29, LLC;
11.	PNK Development 30, LLC;
12.	PNK Development 31, LLC;
13.	PNK (SA), LLC;
14.	PNK (VN), Inc.;
15.	PNK (Kansas), LLC; and
16.	Port St. Louis Condominium, LLC.